EXHIBIT 99.4

                PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
         SAFE HARBOR COMPLIANCE STATEMENT FOR FORWARD-LOOKING STATEMENTS

     In passing the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), Congress encouraged public companies to make "forward-looking statements" by creating a safe-harbor to protect companies from securities law liability in connection with forward-looking statements. Meritage intends to qualify both its written and oral forward-looking statements for protection under the PSLRA.

     The words "believe," "expect," "anticipate," and "project" and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this Form 10-Q may include, but are not limited to, statements concerning the demand for and pricing of our homes, our ability to deliver existing backlog, the expected outcome of legal proceedings against us, the sufficiency of our capital resources, the impact of new accounting standards, the future realizability of deferred tax assets, the expectation of continued position operating results, the expected benefits of our acquisitions of other homebuilders, and our ability to continue positive operating results in light of current economic conditions. Such statements are subject to significant risks and uncertainties.

     Important factors currently known by us that could cause our actual results to differ materially from those in forward-looking statements, and that could negatively affect our business and the prices of our securities, include, but are not limited to, the following: (i) changes in national and local economic financial results and other conditions, such as employment levels, availability of mortgage financing, interest rates, consumer confidence, and housing demand;
(ii) risks inherent in homebuilding activities, including delays in construction schedules, cost overruns, availability of subcontractors, changes in government regulation, increases in real estate taxes and other local fees; (iii) changes in costs or availability of land, materials, and labor; (iv) fluctuations in real estate values; (v) the timing of home closings and land sales; (vi) Meritage's ability to continue to acquire additional land or options to acquire additional land on acceptable terms; (vii) a relative lack of geographic diversification of our operations, especially when real estate analysts are predicting that new home sales in certain markets may slow during or after 2002;
(viii) our inability to obtain sufficient capital on terms acceptable to us to fund its planned capital and other expenditures; (ix) changes in local, state and federal rules and regulations governing real estate development and homebuilding activities and environmental matters, including "no growth" or "slow growth" initiatives, building permit allocation ordinances and building moratoriums; (x) expansion by us into new geographic or product markets in which we have little or no operating experience; (xi) our inability to identify acquisition candidates that will result in successful combinations; (xii) our failure to make acquisitions on terms acceptable to us, or to successfully integrate acquired operations, into Meritage; (xiii) the loss of key employees, including Steven J. Hilton and John R. Landon; (xiv) our exposure to natural disasters; (xv) our significant level of indebtedness and the diversion of cash flow to make debt payments; (xvi) restrictions on our business activities imposed by the agreements governing our indebtedness; and (xvii) our inability to repay our indebtedness.

     Forward-looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties, the investment community is urged not to place undue reliance on forward-looking statements. In addition, we undertake no obligations to update or revise forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to projections over time. As a result of these and other factors, the prices of our securities may fluctuate dramatically.